As filed with the Securities and Exchange Commission on July 28, 2021
Registration No. 333-257989

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LUMINAR TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3714	83-1804317
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Austin Russell
President and Chief Executive Officer
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
Telephone: (407) 900-5259
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Daniel S. Kim, Esq. Mitchell Zuklie, Esq. William L. Hughes, Esq. Niki Fang, Esq. Orrick, Herrington & Sutcliffe LLP 631 Wilshire Boulevard Santa Monica, California 90401 Tel: (301) 633-2800	Thomas J. Fennimore, Chief Financial Officer 2603 Discovery Drive, Suite 100 Orlando, Florida 32826 Telephone: (407) 900-5259
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 1 (the “Amendment No. 1”) to the Registration Statement on Form S-1 (File No. 333-257989) of Luminar Technologies, Inc. (the “Registration Statement”) is being filed solely for the purpose of filing certain exhibits as indicated in Part II of this Amendment No. 1. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee		$1,931
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*
________________
*These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.
Item 14. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s Second Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.
The registrant has entered into, and expects to continue to enter into, indemnification agreements with each of its directors and executive officers. These agreements provide that the registrant will indemnify each of its directors and such officers to the fullest extent permitted by law.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.
The registrant also maintains standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant.

Item 15. Recent Sales of Unregistered Securities.
The issuances of the Class B common stock to Mr. Austin Russell in connection with the consummation of the Business Combination were not registered under the Securities Act and were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act and/or Registration D promulgated thereunder, as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.
Item 16. Exhibits and Financial Statement Schedules.
(a)Exhibits.

		Incorporation by Reference
Exhibit Number	Description	Form	File Number	Exhibit/Appendix Reference	Filing Date	Filed Herewith

2.1*	Agreement and Plan of Merger, dated as of August 24, 2020, by and among Gores Metropoulos, Inc., Dawn Merger Sub, Inc., Dawn Merger Sub II, LLC., and Luminar Technologies, Inc.	8-K/A	001-38791	2100	12/8/20

3.1	Second Amended and Restated Certificate of Incorporation of the Company.	8-K/A	001-38791	3.1	12/8/20

3.2	Amended and Restated By-Laws of the Company.	8-K/A	001-38791	3.2	12/8/20

4.1	Specimen Class A Common Stock Certificate.	8-K/A	001-38791	4.1	12/8/20

4.2	Warrant Agreement, dated January 31, 2019, between Continental Stock Transfer & Trust Company and Gores Metropoulos, Inc.	8-K/A	001-38791	4.2	12/8/20

4.3	Specimen Warrant Certificate	8-K/A	001-38791	4.3	12/8/20

4.4	Registration Rights Agreement, dated July 9, 2021 by and among Luminar Technologies, Inc. and each of the Persons listed on Exhibit A thereto.	S-1	333-257989	4.4	07/16/21

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.					X

10.1	Amended and Restated Registration Rights Agreement, dated as of December 2, 2020, by and among the Company, Gores Metropoulos Sponsor LLC and certain other parties.	8-K/A	001-38791	10.1	12/8/20

10.2	Form of Insider Letter	8-K/A	001-38791	10.2	12/8/20

10.3	Form of Primary Lock-Up Agreement.	8-K/A	001-38791	10.3	12/8/20

10.4	Form of Secondary Lock-Up Agreement.	8-K/A	001-38791	10.4	12/8/20

10.5	Form of Indemnification Agreement.	8-K/A	001-38791	10.5	12/8/20

10.6†	Luminar Technologies, Inc. Management Longer Term Equity Incentive Plan.	8-K/A	001-38791	10.6	12/8/20

10.7†	Luminar Technologies, Inc. 2020 Equity Incentive Plan and related forms of award agreements.	8-K/A	001-38791	10.7	12/8/20

10.8†	Luminar Technologies, Inc. 2020 Employee Stock Purchase Plan.	8-K/A	001-38791	10.8	12/8/20

10.9†	Luminar Technologies, Inc. Amended and Restated 2015 Stock Plan.	8-K/A	001-38791	10.9	12/8/20

10.10	Voting Agreement, dated August 24, 2020, by and between Luminar Technologies, Inc. (f/k/a Gores Metropoulos, Inc.) and Austin Russell	8-K/A	001-38791	10.10	12/8/20

10.11†	Offer Letter by and between Luminar Technologies, Inc. and M. Scott Faris dated February 22, 2017.	S-1/A	333-251657	10.10	01/29/21

10.12†*	Offer Letter by and between Luminar Technologies, Inc. and Jason Eichenholz dated May 4, 2020.	S-1/A	333-251657	10.10	01/29/21

10.13†	Offer Letter by and between Luminar Technologies, Inc. and Thomas J. Fennimore dated April 3, 2020.	S-1/A	333-251657	10.10	01/29/21

10.14†	Luminar Technologies, Inc. Director Compensation Policy.	10-K	001-38791	10.14	04/14/21

10.15§	Framework Purchase Agreement, dated March 23, 2020, by and between Volvo Car Corporation and Luminar Technologies, Inc.	S-4/A	333-248794	10.8	10/19/20
16.1	Letter to the Securities and Exchange Commission from KPMG LLP, dated December 8, 2020.	8-K/A	001-38791	16.1	12/8/20

21.1	List of Subsidiaries.	8-K/A	001-38791	21.1	12/8/20

23.1	Consent of Deloitte & Touche LLP.	S-1	333-257989	23.1	07/16/21

23.2+	Consent of Orrick, Herrington & Sutcliffe LLP. (included in Exhibit 5.1).					X

24.1#	Power of Attorney.	S-1	333-257989	23.1	07/16/21

________________
*      Schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The registrant hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request.
†      Indicates a management contract or compensatory plan, contract or arrangement.
§      Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Regulation S-K, Item (601)(b)(10).

Item 17. Undertakings.
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No.1 to the registration statement to be signed on behalf by the undersigned, thereunto duly authorized in the City of Orlando, State of Florida, on July 28, 2021.

LUMINAR TECHNOLOGIES, INC.

By:	/s/ Thomas J. Fennimore
Thomas J. Fennimore
Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No.1 to the registration statement to be signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	July 28, 2021
Austin Russell

/s/ Thomas J. Fennimore	Chief Financial Officer (Principal Financial and Accounting Officer)	July 28, 2021
Thomas J. Fennimore

*	Director	July 28, 2021
Alec E. Gores

*	Director	July 28, 2021
Jun Hong Heng

*	Director	July 28, 2021
Mary Lou Jepsen, PhD

*	Director	July 28, 2021
Shaun Maguire, PhD

*	Director	July 28, 2021
Katharine A. Martin

*	Director	July 28, 2021
Matthew J. Simoncini

*By /s/ Thomas J. Fennimore
Thomas J. Fennimore
Attorney-in-fact